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                                                                  EXHIBIT 23.2


                           ARTHUR ANDERSEN LLP

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this Registration Statement.

                                        /s/ Arthur Andersen LLP


Seattle, Washington
August 31, 1999